Exhibit 23
                                                       ----------

                       Consent of Independent Accountants

         We consent to the incorporation by reference in the registration statements of Commonwealth Industries, Inc. and Subsidiaries on Forms S-8 (File No's. 333-19383, 33-91364 and 33-90292) of our report dated January 22, 1999, on our audits of the consolidated financial statements and financial statement schedule of Commonwealth Industries, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended Decemebr 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
March 22, 1999